CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

Hilton H. Schlosberg

Vice Chairman
(951) 739-6200

Roger S. Pondel/ Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

HANSEN NATURAL REPORTS FILING OF FORM 10-Q

FOR QUARTER ENDED SEPTEMBER 30, 2006

CONTAINING REVIEW OF HISTORIC STOCK OPTION GRANTING PRACTICES

--Company Reports Revisions to Previously Issued Preliminary Selected Financial Information Releases--

-- Schedules Investor Conference Call for 6:30 p.m. EST Today --

Corona, CA – May 14, 2007 – Hansen Natural Corporation (NASDAQ:HANS) today announced it has filed its Form 10-Q for the quarter ended September 30, 2006.

The Company reported that unintentional accounting errors arising from certain stock option grants over the period January 1, 2001 through November 13, 2006 caused non-cash compensation expense, together with related employment taxes, to be understated by a cumulative amount of $1.0 million net of income taxes over a five and a half year period. The impact of these adjustments on net income was not material to the Company’s historical consolidated financial statements for any previously reported period. The cumulative impact of these adjustments was recorded by the Company in its financial statements for the three and nine months ended September 30, 2006. The Company does not consider such adjustments to be material for such three or nine month periods.

As a result of today’s filing, the NASDAQ Listing Qualifications Panel has extended the time within which the Company may file its Form 10-K for the fiscal year ended December 31, 2006 to June 14, 2007. The Company believes it will be able to file its Form 10-K by this date. The Company has not filed its Form 10-Q for the quarter ended March 31,

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Hansen Natural Corporation

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2007, which was due on May 10, 2007, and anticipates receiving an additional NASDAQ Staff Determination letter in this regard. However, the Company believes it will file its Form 10-Q for the three months ended March 31, 2007 within a few weeks of filing its Form 10-K.

In connection with the transition of certain of the Company’s distribution arrangements, the Company made termination payments to certain of its prior distributors, who have been replaced by newly appointed Anheuser-Busch distributors. The termination payments have been and will be expensed in full. The Company received from newly appointed Anheuser-Busch distributors non-refundable payments for the costs of terminating its prior distributors. After further consideration of applicable accounting guidance, such receipts have been and will be accounted for as deferred revenue, which will be recognized as revenue ratably over the anticipated 20 year life of the respective Anheuser-Busch distribution agreements.

In the Company’s previously issued press releases containing preliminary selected financial information for the reporting periods for and since the third quarter 2006, receipts from newly appointed Anheuser-Busch distributors were included as a reduction in operating expenses in the relevant periods, i.e., as an offset against the termination payments made to the Company’s terminated distributors. The impact of accounting for such receipts as deferred revenue, and not as a reduction in operating expenses, is reflected in the tables below. The table containing ‘Preliminary Condensed Selected Financial Information’ also identifies separately the professional fees associated with the review of historical stock option grants and stock option granting practices during the relevant periods.

The above accounting treatment for receipts from the newly appointed Anheuser-Busch distributors has not had, and will not have, any impact on the cash flows of the Company for any period, and the Company will continue to enjoy the unrestricted use of such cash receipts.

In the second quarter of 2006, the impact of these transition arrangements was not material.

The Company said that a substantial portion of the anticipated Anheuser- Busch distributor transition arrangements has been completed.

The Company will host an investor conference call Monday, May 14, 2007 at 3:30 p.m. (PST) and 6:30 p.m. (EST). The conference call will be open to all interested investors through a live audio broadcast at www.hansens.com and www.earnings.com. For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on both websites.

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Hansen Natural Corporation

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Based in Corona, California, Hansen Natural Corporation markets and distributes Hansen’s® Natural Sodas, Signature Sodas, fruit juice Smoothies, Energy drinks, Energade® energy sports drinks, E20 Energy Water®, multi-vitamin juice drinks in aseptic packaging, Junior Juice® juice, iced teas, lemonades and juice cocktails, apple juice and juice blends, Blue Sky® brand beverages, Monster Energy® brand energy drinks, Java Monster™ brand coffee energy drinks, Lost® Energy™ brand energy drinks, Joker Mad Energy™, Unbound® Energy and Ace™ Energy brand energy drinks, Rumba™ brand energy juice, and Fizzit™ brand powdered drink mixes. For more information visit www.hansens.com and www.monsterenergy.com.

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenues and profitability. Management cautions that these statements are qualified by their terms or important factors, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein, including, but not limited to, the following: changes in consumer preferences; changes in demand that are weather related, particularly in areas outside of California; competitive pricing and/or marketing pressures; activities and strategies of competitors; changes in the price and/or availability of raw materials for the Company’s products; the availability of production and/or suitable facilities; the marketing efforts of the distributors of the Company’s products, most of which distribute products that are competitive with the products of the Company; the introduction of new products, as well as unilateral decisions that may be made by grocery and/or convenience chain stores, specialty chain stores, club stores and other customers to discontinue carrying all or any of the Company’s products that they are carrying at any time; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statements.

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HANSEN NATURAL CORPORATION & SUBSIDIARIES

CONDENSED SELECTED FINANCIAL INFORMATION

(In Thousands) (Unaudited)

(Not presented in accordance with generally accepted accounting principles)

	Three Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2006
	Previous	Revised	Previous	Revised

NET SALES	178,497	178,647	454,280	454,430

SELECTED OPERATING EXPENSES
Termination payments to prior distributors	9,492	9,492	9,754	9,754
Receipts from newly appointed Anheuser-Busch Distributors	(12,326)	-	(12,326)	-
Net (receipts) payments included in Total Operating Expenses	(2,834)	9,492	(2,572)	9,754

Stock based compensation	1,852	2,886	5,485	6,518

There is no impact on the cash flows of the Company for any period presented.

The above figures are presented on a pre-tax basis.

HANSEN NATURAL CORPORATION & SUBSIDIARIES

PRELIMINARY CONDENSED SELECTED FINANCIAL INFORMATION (In Thousands) (Unaudited)

(Not presented in accordance with generally accepted accounting principles)

	Three Months Ended		Twelve Months Ended
	December 31, 2006		December 31, 2006
	Previous	Revised	Previous	Revised

NET SALES	151,084	151,345	605,364	605,775

SELECTED OPERATING EXPENSES
Termination payments to prior distributors	2,974	2,974	12,728	12,728
Receipts from newly appointed Anheuser-Busch Distributors	(8,526)	-	(20,852)	-
Net (receipts) payments included in Total Operating Expenses	(5,552)	2,974	(8,124)	12,728

Stock based compensation	1,883	1,883	7,367	8,401
Professional Fees expensed associated with review of Stock Option Grants and Stock Option Granting Practices	3,753	3,753	3,753	3,753

	Three Months Ended
	March 31, 2007
	Previous	Revised

NET SALES	165,425	165,853

SELECTED OPERATING EXPENSES
Termination payments to prior distributors	6,347	6,347
Receipts from newly appointed Anheuser-Busch Distributors	(13,350)	-
Net (receipts) payments included in Total Operating Expenses	(7,003)	6,347

Stock based compensation	2,140	2,140
Professional Fees expensed associated with review of Stock Option Grants and Stock Option Granting Practices	7,360	7,360

There is no impact on the cash flows of the Company for any period presented.

The above figures are presented on a pre-tax basis.